SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         April 20, 2016
                         Date of Report
              (Date of Earliest Event Reported)

                MIDAS REAL ESTATE VENTURES INC.
       (Exact Name of Registrant as Specified in its Charter)

             CABOT HILL ACQUISITION CORPORATION
(Former Name of Registrant as Specified in its Charter)

Delaware                      000-55560                  81-0986756
(State or other        (Commission File Number)         (IRS Employer
jurisdiction                                        Identification No.)
of incorporation)

                     15301 W 8 Mile Drive
                   Detroit, Michigan 48235
         (Address of principal executive offices) (zip code)

                        248-481-9163
         (Registrant's telephone number, including area code

                       215 Apolena Avenue
                  Newport Beach, California 92662
          (Former Address of Principal Executive Offices)

ITEM 3.02 Unregistered Sales of Equity Securities

     On April 21, 2016, Midas Real Estate Ventures Inc. (formerly Cabot Hill Acquisition Corporation) (the "Registrant" or the "Company") issued 5,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 94% of the total outstanding 5,500,000 shares of common stock as follows:

                 5,000,000 Mustard Seed Group

      With the issuance of the stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On April 20, 2016, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on July 28, 2015 as amended and supplemented by the information contained in this report.

    The Registrant intends to revitalize underachieving real estate spaces in Detroit, Michigan. The Registrant envisions through real estate renovation and development to stabilize residential neighborhoods in Detroit and provide good family environments. Management of the Registrant has experience in commercial and residential properties. The Registrant anticipates that it will develop properties for initial rental with future sale. As the residential neighborhoods redevelop, the Registrant anticipates it will then develop the local commercial space. The Registrant also anticipates working with community development centers in its real estate projects.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On April 20, 2016 the following events occurred:

    James M. Cassidy resigned as the Registrant's president, secretary and director.

    James McKillop resigned as the Registrant's vice president and director.

    The following persons were named directors of the Registrant:

              Fabian Emilio Mitchel Tan Yak Jin
              Angeline Anasthasia Fong Hui Shan

    Fabian Emilio Mitchel Tan Yak Jin was appointed President and
    Treasurer of the Registrant.

    Angeline Anasthasia Fong Hui Shan was appointed Chief Executive Officer and Secretary of the Registrant.

    Fabian Emilio Mitchel Tan Yak Jin and Angeline Anasthasia Fong Hui Shan are spouses.

    Fabian Emilio Mitchel Tan Yak Jin serves as a director of the Registrant and its President and Treasurer. Since 2012, Mr. Tan has served as the president of MIDAS Development Corporation which acquires distressed properties in the City of Detroit and turns such properties into homes for the underprivileged. MIDAS has turned approximately 1000 distressed houses into new housing for the under privileged. Using this experience and his knowledge of capital investments from Asia, Mr. Tan has developed a business model to house 10,000 by 2020 with support from the City and financial backers. There are more than 70,000 abandoned houses in the City of Detroit. MIDAS, under Mr. Tan's leadership, currently manages a portfolio of over 1000 houses for his Asian investors. Prior to working with MIDAS, starting in 2006, Mr. Tan invested in property in Singapore and Dubai for his account and for the account of his investors. By 2009, Mr. Tan had made significant return on his investment.

    Angeline Anasthasia Fong Hui Shan serves as a director of the Registrant and its Chief Executive Officer and Secretary. Ms. Fong is a business partner with Mr. Tan and leads the company in its Singapore headquarters. She manages the sales and marketing across Asia, bringing agents to market for the company in Malaysia, Hong Kong, China, Vietnam and the Phillipines. Ms. Fong is an invited speaker on real estate investment, particularly the investment opportunities in Detroit and other similar cities. Ms. Fong has received several awards as a female entrepreneur including the Asian Phoenix Award in 2014.

                           SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                             MIDAS REAL ESTATE VENTURES INC.

Date: April 21,  2016        /s/ Fabian Emilio Mitchel Tan Yak Jin
                             President